STORAGE USA, INC.
                              AMENDED AND RESTATED
                               AMENDMENT NO. 4 TO
                             1993 OMNIBUS STOCK PLAN


         This amended and restated Amendment No. 4, dated as of November 4, 1998 to the Storage USA, Inc. 1993 Omnibus Stock Plan, as amended, recites and provides as follows:

         WHEREAS, at a meeting held on November 4, 1998 the Board of Directors of Storage USA, Inc. (the "Company") amended the Company's 1993 Omnibus Stock Plan (the "Plan"), pursuant to paragraph 19 of the Plan, to: (i) increase the number of options to purchase shares of the Company's Common Stock granted to non-employee directors from 1000 to 2000; and (ii) to change the date of such option grant from the last day of the year to the day of the Company's third quarter earnings release, provided such release is made following the close of the principal exchange upon which the Company's shares are listed.

         NOW, THEREFORE, the following amendment to the Plan is hereby adopted:

         Paragraph 6(h)(ii) is deleted in its entirety and the following substituted therefor:

         Each non-employee director will receive an annual automatic grant of options to purchase 2000 shares of the Company's Common Stock, to be awarded on the date of the Company's third quarter earnings release (provided such release is made after the close of the principal stock exchange upon which the Company's stock is listed), at the closing stock price on such date, which options shall vest on such date.

         IN WITNESS WHEREOF, the Company has caused this Amendment No. 4 to be executed as of the date first above written.



                                STORAGE USA, INC.



                                By:   /s/ John W. McConomy
                                      --------------------
                                Name: John W. McConomy
                                Its:  Executive Vice President, General Counsel
                                             and Secretary